FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is dated as of May 29, 2015 (the “Amendment”), by and between COMERICA BANK (“Bank”), ROKA BIOSCIENCE, INC. (“Borrower”).
RECITALS
A.     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 21, 2013 (as the same may from time to time be amended, modified, supplemented, or restated, the “Agreement”). Borrower and Bank are parties to that certain Prime Referenced Rate Addendum to Loan and Security Agreement dated as of November 21, 2013, as amended from time to time (the “Pricing Addendum”).
B.     Borrower and Bank have agreed to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.The following definitions are each hereby added to, or amended in as the case may be, Exhibit A as referenced in Section 1.1 of the Agreement to read as follows:
“Cash Milestone” means Borrower maintains a balance of unrestricted cash and/or marketable securities at Bank equal to at least Thirty Million Dollars ($30,000,000).

“Credit Extension” means the Growth Capital Advance, the Growth Capital II Advance, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Equity Milestone” means Borrower has received, during Borrower’s fiscal year 2016, net cash proceeds (excluding amounts received upon conversion or cancellation of any indebtedness) in an aggregate amount equal to at least Twenty Million Dollars ($20,000,000) from the sale of new equity securities to investors satisfactory to Bank.

“First Amendment Date” means May 29, 2015.
        “Growth Capital II Advance” means the cash advance made under the Growth Capital II Line pursuant to Section 2.1(c).
“Growth Capital II Final Payment” has the meaning assigned in Section 2.1 (c).
“Growth Capital II Line” means a Credit Extension of up to Ten Million Dollars ($10,000,000).
“Growth Capital II Maturity Date” means June 1, 2018 provided however that if Borrower elects the Cash at Bank Option pursuant to Section 2.1 (c)(iii)(a) then the “Growth Capital II Maturity Date” shall be January 1, 2018.
“Growth Capital II Prepayment Premium” has the meaning assigned in Section 2.1 (c).
“Triplepoint” means Triplepoint Capital, or any of its successors or affiliates.

2.A new Section 2.1(c) is hereby added to the Agreement to read as follows:
(c) Growth Capital II Advance.
(i)Availability. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make a Growth Capital II Advance to Borrower. Borrower shall request the Growth Capital II Advance on the First Amendment Date in an amount equal to the Growth Capital II Line. Borrower shall use the initial proceeds of the Growth

Capital II Advance to (i) repay all Growth Capital Advances and any other amounts owing under the Agreement as of the First Amendment Date, and (ii) to repay in full all amounts owing to Triplepoint.
(ii)Interest. Interest shall accrue from the date of the Growth Capital II Advance at the rate specified in the Pricing Addendum, and shall be payable monthly in accordance with Section 2.3(b) and the terms set forth in the Pricing Addendum.
(iii)Repayment. Any portion of the Growth Capital II Advance that is outstanding on December 31, 2015 shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2016, and continuing on the same day of each month thereafter through the Growth Capital II Maturity Date at which time the Growth Capital II Advance shall be immediately due and payable, together with any other amount due under this Agreement. Notwithstanding the preceding sentence:
a)if Borrower meets the Cash Milestone as of December 31, 2015 and Borrower has paid and continues to pay all debts including accounts payable as they come due in the ordinary course of business, Borrower shall have the option, upon three (3) Business Days prior written notice to Bank which notice shall be irrevocable, to extend the interest only period and shorten the term of repayment (the “Cash at Bank Option”) such that any portion of the Growth Capital II Advance that is outstanding on March 31, 2016 shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on April 1, 2016, and continuing on the same day of each month thereafter through January 1, 2018 at which time the Growth Capital II Advance shall be immediately due and payable, together with any other amount due under this Agreement;
b) if Borrower elects the Cash at Bank Option and meets the Equity Milestone prior to March 31, 2016, any portion of the Growth Capital II Advance that is outstanding on March 31, 2016 shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on April 1, 2016 and continuing on the same day of each month thereafter through June 1, 2018 at which time the Growth Capital II Advance shall be immediately due and payable, together with any other amount due under this Agreement. Once repaid, the Growth Capital Advance may not be reborrowed; and
c)if Borrower elects the Cash at Bank Option and meets the Equity Milestone on or after March 31, 2016, any portion of the Growth Capital II Advance that is outstanding on the date that Borrower meets the Equity Milestone (the “Equity Amorization Date”) shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on the first day of the month immediately following the Equity Amorization Date and continuing on the same day of each month thereafter through June 1, 2018 at which time the Growth Capital II Advance shall be immediately due and payable, together with any other amount due under this Agreement.
Once repaid, the Growth Capital Advance may not be reborrowed.
(iv)Prepayment. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, or any part, of the Growth Capital II Advance advanced by Bank under this Agreement in the inverse order of maturity, provided Borrower (i) delivers written notice to Bank of its election to prepay the Growth Capital II Advance at least fifteen (15) days prior to such prepayment, and (ii) pays, on the date of such prepayment: (A) a prepayment premium equal to two percent (2.0%) of the amount prepaid if the prepayment is made on or before the first anniversary of First Amendment Date (the “Growth Capital II Prepayment Premium”); and (B) all accrued and unpaid interest with respect to the Growth Capital II Advance through the date the prepayment is made and all unpaid principal with respect to the Growth Capital II Advance; and (C) the Growth Capital II Final Payment and all other sums, if any, that shall have become due and payable under this Agreement, including interest at the default rate with respect to any past due amounts. Borrower shall pay the Growth Capital II Prepayment Premium upon the acceleration of the Obligations by Bank or if this Agreement is terminated by Bank upon the occurrence of an Event of Default.
(v)Growth Capital II Final Payment. Borrower shall pay to Bank the Growth Capital II Final Payment in accordance with Section 2.5(b).
(vi)Request. Borrower shall notify Bank of its request for the Growth Capital II Advance (which notice shall be irrevocable) by facsimile transmission on May 29, 2015. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.

3.A new Section 2.3(a)(ii) is hereby added to the Agreement to read as follows:
(ii)    Growth Capital II Advances. The Growth Capital II Advance shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Pricing Addendum.

4.Section 2.5(b) of the Agreement is amended to read as follows:
(a)Final Payment. On the earlier of (i) the Growth Capital II Maturity Date or (ii) the prepayment, acceleration or termination of the Growth Capital II Line or this Agreement, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Growth Capital II Line (including the Growth Capital II Prepayment Premium in accordance with the terms of this Agreement, pro-rated for any partial prepayment), an amount equal to Forty Thousand Dollars ($40,000) (the “Growth Capital II Final Payment”); and

5.Section 6.7 of the Agreement is amended to read as follows:
6.7.    Minimum Cash at Bank. Borrower shall maintain at all time a balance of unrestricted cash and/or marketable securities at Bank equal to at least Five Million Dollars ($5,000,000).
6.A new Section 7.13 is added to the Agreement to read as follows:
7.13    Triplepoint Indebtedness and Liens. Borrower shall repay all Indebtedness owing to Triplepoint on the First Amendment Date and shall not permit any Indebtedness to be owing to Triplepoint after the First Amendment Date. Borrower shall cause all Liens and control agreements in favor of Triplepoint to be terminated and released within three (3) Business Days of the First Amendment Date.
7.Section 1(a) of the Pricing Addendum is hereby amended to read as follows:
a.    “Applicable Margin” means 3.15% provided however that if Borrower elects the Cash at Bank Option pursuant to Section 2.1(c)(iii) of the Agreement, the “Applicable Margin” shall thereafter mean 3.40%.
8.Any breach by Borrower of a representation or warranty contained in any warrant to purchase stock, as amended, shall constitute an Event of Default under the Agreement.

9.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

10.Borrower represents and warrants that (i) the representations and warranties contained in the Agreement and the Loan Documents are true and correct in all material respects as of the date of this Amendment (except with respect to those representations and warranties expressly referring to a specific date, which shall be true and correct in all material respects as of such date), and (ii) that no Event of Default has occurred and is continuing.

11.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)this Amendment, duly executed by Borrower;
(b)corporation resolutions and incumbency certification, duly executed by Borrower;
(c)a payoff letter, duly executed by Triplepoint Capital LLC;
(d)Account Control Agreement (Comerica Securities, Inc.);
(e)Bailee Waiver (Grand Prairie, Texas);
(f)Warrant to Purchase Stock;
(g)First Amendment to Warrant to Purchase Stock;
(h)a commitment fee equal to Fifty Thousand Dollars ($50,000) (receipt of which Bank acknowledges), plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and
(i)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ROKA BIOSCIENCE, INC.
By:	/s/ Steven Sobieski
Name:	Steven Sobieski
Title:	Senior Vice President and Chief Financial Officer

COMERICA BANK
By:	/s/ Jeff Chapman
Name:	Jeff Chapman
Title:	SVP